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                            SCHVANEVELDT AND COMPANY
                          CERTIFIED PUBLIC ACCOUNTANT
                         375 E. SOUTH TEMPLE, SUITE 300
                           SALT LAKE CITY, UTAH 84111
                                 (801) 521-2392

DARRELL T. SCHVANEVELDT, C.P.A.





Securities and Exchange Commission
Washington, D.C. 20549


     I have read Item 4 of Form 8-K of Amazon Natural Treasures, Inc., and concur with the content theory.


/s/  Darrell Schvaneveldt

Darrell Schvaneveldt
December 16, 1997